Exhibit 10.1

EXECUTION VERSION

CURTISS-WRIGHT CORPORATION

CURTISS-WRIGHT CONTROLS, INC.

METAL IMPROVEMENT COMPANY, LLC

CURTISS-WRIGHT FLOW CONTROL CORPORATION

CURTISS-WRIGHT FLOW CONTROL SERVICE CORPORATION

CURTISS-WRIGHT SURFACE TECHNOLOGIES, LLC

$500,000,000

3.70% Series F Senior Guaranteed Notes due February 26, 2023

3.85% Series G Senior Guaranteed Notes due February 26, 2025

4.05% Series H Senior Guaranteed Notes due February 26, 2028

4.11% Series I Senior Guaranteed Notes due September 26, 2028

NOTE PURCHASE AGREEMENT

Dated as of February 26, 2013

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Table of Contents

(continued)

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Table of Contents

(continued)

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SCHEDULES AND EXHIBITS

SCHEDULE A	--	Information Relating to Purchasers
SCHEDULE B	--	Defined Terms
SCHEDULE 1.2	--	Subsidiary Guarantors
SCHEDULE 3	--	Payment Instructions at Each Closing
SCHEDULE 4.9	--	Changes in Corporate Structure
SCHEDULE 5.3	--	Disclosure Materials
SCHEDULE 5.4	--	Subsidiaries of the Company; Ownership of Subsidiary Stock
SCHEDULE 5.5	--	Financial Statements
SCHEDULE 5.8	--	Certain Litigation
SCHEDULE 5.10	--	Title to Property
SCHEDULE 5.11	--	Licenses, Permits, Etc.
SCHEDULE 5.12	--	ERISA Affiliates, Employee Benefit Plans
SCHEDULE 5.15	--	Existing Debt

EXHIBIT 1.1(a)	--	Form of 3.70% Series F Senior Guaranteed Note due February 26, 2023
EXHIBIT 1.1(b)	--	Form of 3.85% Series G Senior Guaranteed Note due February 26, 2025
EXHIBIT 1.1(c)	--	Form of 4.05% Series H Senior Guaranteed Note due February 26, 2028
EXHIBIT 1.1(d)	--	Form of 4.11% Series I Senior Guaranteed Note due September 26, 2028
EXHIBIT 1.2	--	Form of Subsidiary Guarantee
EXHIBIT 4.4(a)(1)	--	Form of Opinion of Associate General Counsel to the Issuers and the Subsidiary Guarantors
EXHIBIT 4.4(a)(2)	--	Form of Opinion of Associate General Counsel to the Issuers and the Subsidiary Guarantors
EXHIBIT 4.4(b)	--	Form of Opinion of Special Counsel for the Purchasers
EXHIBIT 4.11	--	Form of Side Letter
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CURTISS-WRIGHT CORPORATION

CURTISS-WRIGHT CONTROLS, INC.

METAL IMPROVEMENT COMPANY, LLC

CURTISS-WRIGHT FLOW CONTROL CORPORATION

CURTISS-WRIGHT FLOW CONTROL SERVICE CORPORATION

CURTISS-WRIGHT SURFACE TECHNOLOGIES, LLC

10 Waterview Boulevard, 2nd Floor

Parsippany, New Jersey 07054

3.70% Series F Senior Guaranteed Notes due February 26, 2023

3.85% Series G Senior Guaranteed Notes due February 26, 2025

4.05% Series H Senior Guaranteed Notes due February 26, 2028

4.11% Series I Senior Guaranteed Notes due September 26, 2028

February 26, 2013

To Each Of The Purchasers Listed In

The Attached Schedule A (the “Purchasers”):

Ladies and Gentlemen:

CURTISS-WRIGHT CORPORATION, a Delaware corporation (together with its successors and assigns, the “Company”), CURTISS-WRIGHT CONTROLS, INC., a Delaware corporation (together with its successors and assigns, “C-W Controls”), METAL IMPROVEMENT COMPANY, LLC, a Delaware limited liability company (together with its successors and assigns, “Metal”), CURTISS-WRIGHT FLOW CONTROL CORPORATION, a New York corporation (together with its successors and assigns, “C-W Flow”), CURTISS-WRIGHT FLOW CONTROL SERVICE CORPORATION, a Delaware corporation (together with its successors and assigns, “C-W Flow Control Service”) and CURTISS-WRIGHT SURFACE TECHNOLOGIES, LLC, a Delaware limited liability company (“C-W Surface” and together with the Company, C-W Controls, Metal, C-W Flow and C-W Flow Control Service, individually, an “Issuer” and collectively, the “Issuers”), hereby jointly and severally agree with the Purchasers as follows:

1.	AUTHORIZATION OF NOTES; guaranty agreement.

1.1.         Authorization of Issue of Notes. The Issuers will authorize the joint and several issuance and sale of (a) $225,000,000 aggregate principal amount of their joint and several 3.70% Series F Senior Guaranteed Notes due February 26, 2023 (including any amendments, restatements or modifications from time to time, the “Series F Notes”), (b) $100,000,000 aggregate principal amount of their joint and several 3.85% Series G Senior Guaranteed Notes due February 26, 2025 (including any amendments, restatements or modifications from time to time, the “Series G Notes”), (c) $75,000,000 aggregate principal amount of their joint and several 4.05% Series H Senior Guaranteed Notes due February 26, 2028 (including any amendments, restatements or modifications from time to time, the “Series H Notes”) and (d) $100,000,000 aggregate principal amount of their joint and several 4.11% Series I Senior Guaranteed Notes due September 26, 2028 (including any amendments, restatements or modifications from time to time, the “Series I Notes”, and together with the Series F Notes, the Series G Notes and the Series H Notes, collectively, the “Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement). The Series F Notes, the Series G Notes, the Series H Notes and the Series I Notes shall be substantially in the form set out in Exhibit 1.1(a), Exhibit 1.1(b), Exhibit 1.1(c) and Exhibit 1.1(d), respectively, with such changes thereto, if any, as may be approved by the Purchasers and the Issuers. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

1.2.         Guaranty Agreement. The payment of the principal of, interest on, and Make-Whole Amounts, if any, with respect to the Notes and other obligations of the Issuers under this Agreement shall be guaranteed by certain Subsidiaries, as listed on Schedule 1.2, pursuant to a guaranty agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Subsidiary Guarantee”) substantially in the form of Exhibit 1.2 hereto.

2.	SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Issuers will issue and sell to each Purchaser and each Purchaser will purchase from the Issuers, at the Closings provided for in Section 3, Notes in the principal amount and in the Series specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance by any other Purchaser hereunder.

3.	CLOSINGS.

3.1.         Series F/G/H Closing. The sale and purchase of the Series F Notes, the Series G Notes and the Series H Notes to be purchased by each of the Purchasers thereof shall occur at the offices of Bingham McCutchen LLP, 399 Park Avenue, New York, NY 10022, at 10:00 a.m., local time, at a closing (the “Series F/G/H Closing”) on February 26, 2013. At the Series F/G/H Closing, the Issuers will deliver to each Purchaser the Series F Notes, the Series G Notes and the Series H Notes, as applicable, to be purchased by such Purchaser in the form of a single Note of each Series (or such greater number of Notes of each such Series in denominations of at least $250,000 as such Purchaser may request) dated the date of the Series F/G/H Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Issuers or their order of immediately available funds in the amount of the purchase price therefor as directed by the Issuers in Schedule 3. If at the Series F/G/H Closing the Issuers shall fail to tender such Series F Notes, Series G Notes or Series H Notes, as applicable, to any Purchaser as provided above in this Section 3.1, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement,

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without thereby waiving any rights each such Purchaser may have by reason of such failure or such nonfulfillment.

3.2.         Series I Closing. The sale and purchase of the Series I Notes to be purchased by each of the Purchasers thereof shall occur at the offices of Bingham McCutchen LLP, 399 Park Avenue, New York, NY 10022, at 10:00 a.m., local time, at a closing (the “Series I Closing”, and together with the Series F/G/H Closing, each a “Closing”) on September 26, 2013 or on such other Business Day prior thereto but after the date hereof as may be specified by the Company in a written notice delivered to the Purchasers of the Series I Notes not less than seven days prior to such date. At the Series I Closing, the Issuers will deliver to each purchaser the Series I Notes to be purchased by such Purchaser in the form of a single Series I Note (or such greater number of Series I Notes in denominations of at least $250,000 as such Purchaser may request) dated the date of the Series I Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Issuers or their order of immediately available funds in the amount of the purchase price therefor as directed by the Issuers in Schedule 3. If at the Series I Closing the Issuers shall fail to tender such Series I Notes to any Purchaser thereof as provided above in this Section 3.2, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

4.	CONDITIONS TO CLOSINGS.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to it at each Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at such Closing, of the following conditions:

4.1.         Representations and Warranties.

The representations and warranties of the Issuers in this Agreement and of the Obligors in the other Financing Documents shall be correct when made and at the time of such Closing.

4.2.         Performance; No Default; No Change in Control.

Each Issuer shall have performed and complied with all agreements and conditions contained in this Agreement, and the Obligors shall have performed and complied with all agreements and conditions contained in the other Financing Documents, in each case as required to be performed or complied with by it or such Obligor, as the case may be, prior to or at such Closing and immediately after giving effect to the issue and sale of the Notes to be sold at such Closing (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing. From the date of this Agreement until such Closing, no Change in Control shall have occurred.

4.3.         Compliance Certificates.

(a)         Issuers’ Officer’s Certificates. Each of the Issuers shall have delivered to such Purchaser an Officer’s Certificate, dated the date of such Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

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(b)         Subsidiary Guarantors’ Officer’s Certificates. Each of the Subsidiary Guarantors shall have delivered to such Purchaser an Officer’s Certificate, dated the date of such Closing, certifying that (i) the representations and warranties contained in the Subsidiary Guarantee are true on and as of such Closing with the same effect as if made on that date and (ii) that such Subsidiary Guarantor has performed and complied with all agreements and conditions contained in the Subsidiary Guarantee required to be performed or complied with by such Subsidiary Guarantor prior to or at such Closing.

(c)        Issuers’ Secretary’s Certificates. Each of the Issuers shall have delivered to such Purchaser a certificate, dated the date of such Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

(d)         Subsidiary Guarantors’ Secretary’s Certificates. Each of the Subsidiary Guarantors shall have delivered to such Purchaser a certificate, dated the date of such Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Subsidiary Guarantee by such Subsidiary Guarantor.

4.4.	Opinions of Counsel.

Such Purchaser shall have received opinions in form and substance satisfactory to it, dated the date of such Closing (a) from one or more Associate General Counsel for the Issuers and Subsidiary Guarantors substantially in the forms set forth in Exhibit 4.4(a)(1) and Exhibit 4.4(a)(2) and covering such other matters incident to such transactions as the Purchasers or their counsel may reasonably request (and the Issuers hereby instruct such counsel to deliver such opinions to each Purchaser) and (b) from Bingham McCutchen LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as the Purchasers may reasonably request.

4.5.	Purchase Permitted By Applicable Law, etc.

On the date of such Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which it is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If so requested, such Purchaser shall have received Officer’s Certificates from each Issuer and each Subsidiary Guarantor certifying as to such matters of fact as it may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

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4.6.	Sale of Other Notes.

Contemporaneously with such Closing, the Issuers shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at such Closing as specified in Schedule A.

4.7.	Payment of Special Counsel Fees.

Without limiting the provisions of Section 15.1, the Issuers shall have paid on or before such Closing the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4(c) to the extent reflected in a statement of such counsel rendered to the Issuers at least one Business Day prior to such Closing.

4.8.	Private Placement Number.

A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners (the “NAIC”)) shall have been obtained for each Series of Notes.

4.9.	Changes in Corporate Structure.

Except as specified in Schedule 4.9, no Obligor shall have changed its jurisdiction of incorporation or organization or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.10.	Subsidiary Guarantee.

Each Subsidiary Guarantor shall have duly executed and delivered to the Purchasers the Subsidiary Guarantee and such Subsidiary Guarantee shall be in full force and effect.

4.11.	Side Letter.

Each of the Issuers and each of the Purchasers shall have duly executed and delivered a side letter substantially in the form of Exhibit 4.11 hereto (as amended, restated or otherwise modified from time to time, the “Side Letter”), and the Side Letter shall be in full force and effect.

4.12.	Funding Instructions.

At least three Business Days prior to the date of such Closing, such Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Schedule 3 including (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number and (c) the account name and number into which the purchase price for the Notes is to be deposited.

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4.13.	Offeree Letters.

Each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC shall have delivered to each Issuer, their counsel, each of the Purchasers and the Purchasers’ special counsel an offeree letter, each in form and substance satisfactory to each Purchaser and the Issuers, confirming the manner of the offering of the Notes by Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC (or confirmation that it did not participate in the marketing of the Notes).

4.14.	Proceedings and Documents.

All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or its counsel may reasonably request.

5.	REPRESENTATIONS AND WARRANTIES OF THE ISSUERS

Each of the Issuers jointly and severally represents and warrants to each Purchaser that:

5.1.	Organization; Power and Authority.

The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Financing Documents to which it is a party and to perform the provisions hereof and thereof.

5.2.	Authorization, etc.

(a)         This Agreement and the Notes have been duly authorized by all necessary corporate or limited liability company, as applicable, action on the part of each Issuer, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of each Issuer enforceable against such Issuer in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)         The Subsidiary Guarantee has been duly authorized by all necessary corporate action on the part of each Subsidiary Guarantor, and the Subsidiary Guarantee constitutes a legal, valid and binding obligation of each Subsidiary

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Guarantor enforceable against each Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.	Disclosure.

The Company, through its agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, has delivered to each Purchaser a copy of a Private Placement Memorandum, dated January 2013 (the “Memorandum”), relating to the transactions contemplated hereby. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings identified in Schedule 5.3 and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading; provided that, with respect to management projections or guidance or forward looking statements, the Issuers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being recognized by the Purchasers that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since December 31, 2011, there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

5.4.	Organization and Ownership of Shares of Subsidiaries.

(a)         Schedule 5.4 is (except as noted therein) a complete and correct list of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary.

(b)         All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

(c)         Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or formation, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which

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such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, and to execute and deliver the Financing Documents to which it is a party, and to perform the provisions hereof and thereof.

(d)         No Subsidiary is a party or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to any Obligor or any of such Obligor’s Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5.	Financial Statements.

The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments and the absence of footnotes).

5.6.	Compliance with Laws, Other Instruments, etc.

The execution, delivery and performance by each of the Issuers and each Subsidiary Guarantor, as the case may be, of this Agreement, the Notes and the Subsidiary Guarantee will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, operating agreement or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

5.7.	Governmental Authorizations, etc.

No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance

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by (a) the Issuers of this Agreement or the Notes and (b) each Subsidiary Guarantor of the Subsidiary Guarantee, except that the Issuers may, at their option, file a notice on Form D with the Securities and Exchange Commission.

5.8.	Litigation; Observance of Statutes and Orders.

(a)         Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

(b)         Neither the Company nor any Subsidiary is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws and any of the laws and regulations referred to in Section 5.16) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

5.9.	Taxes.

The Issuers and their Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the affected Issuer or Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Federal income tax liabilities of the Issuers and their Subsidiaries which have filed a Federal income tax return or were included in a consolidated Federal income tax return have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 2007.

5.10.	Title to Property; Leases.

Except as disclosed on Schedule 5.10, each of the Issuers and their Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by any of the Issuers or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All Material leases are valid and subsisting and are in full force and effect in all material respects.

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5.11.	Licenses, Permits, etc.

Except as disclosed in Schedule 5.11, each of the Issuers and their Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are Material, and, to the knowledge of the Issuers, none of such licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights with respect thereto conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

5.12.	Compliance with ERISA.

(a)         Each Issuer and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. None of the Issuers nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by any of the Issuers or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of any of the Issuers or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 430 or section 436 of the Code or section 4068 of ERISA, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)         The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $80,000,000 in the aggregate for all such Plans. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)         None of the Issuers or their ERISA Affiliates has incurred withdrawal liabilities (and none is subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d)         The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

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(e)         The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Issuers in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of the Purchasers’ representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

(f)         Schedule 5.12 sets forth all ERISA Affiliates and all “employee benefit plans” maintained by the Issuers (or any “affiliate” thereof) or in respect of which the Notes could constitute an “employer security” (“employee benefit plan” has the meaning specified in section 3 of ERISA, “affiliate” has the meaning specified in section 407(d) of ERISA and section V of the Department of Labor Prohibited Transaction Exemption 95-60 (60 FR 35925, August 12, 1995) and “employer security” has the meaning specified in section 407(d) of ERISA).

5.13.	Private Offering by the Issuers.

None of the Issuers nor anyone acting on behalf of any of them has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 70 other Institutional Investors (as defined in clause (c) of the definition of such term), each of which has been offered the Notes at a private sale for investment. None of the Issuers nor anyone acting on behalf of any of them has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act. The representations and warranties of the Issuers in the second sentence of this Section 5.13 are made in reliance upon and subject to the accuracy and completeness of the Purchasers’ representations and warranties set forth in Section 6.1 hereof.

5.14.	Use of Proceeds; Margin Regulations.

The Issuers will apply the proceeds of the sale of the Notes for general corporate purposes of the Issuers and their Subsidiaries, including repaying existing indebtedness of the Issuers and their Subsidiaries. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve any Issuer in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 1% of the value of the consolidated assets of the Issuers and their Subsidiaries and the Issuers do not have any present intention that margin stock will constitute more than 1% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

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5.15.	Existing Debt.

Except as described therein, Schedule 5.15 sets forth a complete and correct list of each issue of Debt of the Issuers and their Subsidiaries the outstanding principal amount of which exceeds $1,000,000 as of December 31, 2012, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of such Debt of the Issuers or their Subsidiaries. The aggregate amount of all outstanding Debt of the Issuers and their Subsidiaries not set forth in Schedule 5.15 does not exceed $10,000,000. None of the Issuers nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of such Issuer or such Subsidiary and no event or condition exists with respect to any Debt of any such Issuer or such Subsidiary the outstanding principal amount of which exceeds $1,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

5.16.	Foreign Assets Control Regulations, etc.

(a)         Neither the Company nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”), (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act (“CISADA”) or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii), a “Blocked Person”). Neither the Company nor any Controlled Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.

(b)         No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (ii) otherwise in violation of U.S. Economic Sanctions.

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(c)         Neither the Company nor any Controlled Entity (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions violations, (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions violations, (iii) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions, or (iv) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws and U.S. Economic Sanctions.

(d)         (1)         Neither the Company nor any Controlled Entity (i) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (iii) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (iv) has been or is the target of sanctions imposed by the United Nations or the European Union;

(2)         To the Company’s actual knowledge after making due inquiry, neither the Company nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such Government Official in his or her official capacity or such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage; and

(3)         No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage. The Company has established procedures and controls which it reasonably believes are adequate (and

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otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Corruption Laws.

5.17.	Status under Certain Statutes.

No Issuer or any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

5.18.	Pari Passu Ranking.

The Obligors’ obligations under the Financing Documents to which they are a party will, upon issuance of the Notes, rank at least pari passu, without preference or priority, with all of their respective other outstanding unsecured and unsubordinated obligations, except for those obligations that are mandatorily afforded priority by operation of law.

6.	REPRESENTATIONS OF THE PURCHASERS.

6.1.	Purchase for Investment.

Each Purchaser represents that it (a) is an “accredited investor” as defined in Rule 501 (a)(1), (2), (3) or (7) of Regulation D under the Securities Act acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also “accredited investors”); (b) has received and reviewed the Memorandum and the Exhibits thereto; (c) has relied upon the Memorandum and the representations and warranties of the Issuers set forth herein in making a decision to purchase the Notes and has a full understanding and appreciation of the risks inherent in such an investment, (d) together with its attorneys, accountants and other representatives and advisers, if any (i) has been given an opportunity to ask, and has to the extent such Purchaser considered necessary, asked questions of, and has received answers from, officers of the Issuers concerning the terms and conditions of the offering and sale of Notes and the affairs of the Issuers and their proposed activities and (ii) has been given or afforded access to all documents, records, books and additional information which such Purchaser has requested regarding such matters (provided that it is understood that no information obtained by any Purchaser in any manner indicated in this clause (d) in any way limits the scope and substance of the representations and warranties made by the Issuers set forth in this Agreement upon which each Purchaser may rely in full regardless of any such information) and (e) is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds over which such Purchaser has investment discretion and not with a view to the distribution thereof (except for any transfer of the Notes effected pursuant to an applicable exemption from the registration requirements of the Securities Act), provided that the disposition of it or its property shall at all times be within its or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Issuers are not required to register the Notes.

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6.2.	Source of Funds.

Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)         the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)         the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)         the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)         the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the

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identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e)         the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of part IV(a) of the INHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d) of the INHAM Exemption) owns a 10% or more interest in any of the Issuers (as determined under Part IV(d) of the INHAM exemption, as amended effective April 1, 2011)]and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to such Issuer in writing pursuant to this paragraph (e); or

(f)          the Source is a governmental plan; or

(g)         the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Issuers in writing pursuant to this paragraph (g); or

(h)         the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

If any Purchaser or any subsequent transferee of the Notes notifies any of the Issuers in writing that such Purchaser or such transferee is relying on any representation contained in paragraphs (c), (d), (e), or (g) above, such Issuer shall deliver on the date of the applicable Closing and on the date of any applicable transfer, a certificate, which shall either state that (i) it is neither a “party in interest” (as defined in Title I, section 3(14) of ERISA) nor a “disqualified person” (as defined in section 4975(e)(2) of the Code), with respect to any plan identified pursuant to paragraphs (c), (e) or (g) above, or (ii) with respect to any plan identified pursuant to paragraph (d) above, neither it nor any “affiliate” (as defined in section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of any plan identified in writing pursuant to paragraph (d) above or to negotiate the terms of said QPAM’s management agreement on behalf of any such identified plan. As used in this Section 6.2, the terms “employee benefit plan” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA. Each of the representations of the Purchasers made in this Section 6.2 are also for the benefit of the Subsidiary Guarantors.

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7.	INFORMATION AS TO COMPANY.

7.1.	Financial and Business Information.

The Company shall deliver to each holder of Notes that is an Institutional Investor:

(a)           Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i)         a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii)         consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting (together with the footnotes thereto), in all material respects, the consolidated financial position of the companies being reported on and their consolidated results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company’s Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

(b)           Annual Statements -- within 105 days after the end of each fiscal year of the Company, duplicate copies of,

(i)          a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

(ii)         consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements (together with the footnotes thereto) present fairly, in all material respects, the consolidated financial position of the companies being reported upon and their consolidated results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s Annual Report on Form 10-K for such

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fiscal year prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(b);

(c)           SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report (including without limitation, the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission; provided that to the extent information in paragraph (a) through (c) is filed with the Securities and Exchange Commission, in electronic form, the Company will promptly provide the information electronically to the holders of the Notes at such time;

(d)           Notice of Default or Event of Default -- promptly, and in any event within five Business Days after a Responsible Officer having knowledge of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action an Issuer or Subsidiary Guarantor is taking or proposes to take with respect thereto;

(e)           ERISA Matters -- promptly, and in any event within five Business Days after a Responsible Officer has knowledge of any of the following, a written notice setting forth the nature thereof and the action, if any, that an Issuer, a Subsidiary Guarantor or an ERISA Affiliate proposes to take with respect thereto:

(i)           with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof, or

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by any Issuer, a Subsidiary Guarantor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii)           any event, transaction or condition that could result in the incurrence of any liability by an Issuer, a Subsidiary Guarantor or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of any Issuer, any Subsidiary Guarantor or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;

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(f)           Information Required by Rule 144A -- promptly, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as any Issuer is subject to and in compliance with the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this clause (f), the term “qualified institutional buyer” shall have the meaning specified in Rule 144A under the Securities Act; and

(g)           Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of any Obligor or any of its Subsidiaries or relating to the ability of any Obligor to perform its obligations under the Financing Documents to which it is a party as from time to time may be reasonably requested by any such holder of Notes.

7.2.	Officer’s Certificate.

Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

(a)           Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.3 through 10.7, inclusive, and Section 10.9, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b)           Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3.	Inspection.

The Issuers shall permit the representatives of each holder of Notes that is an Institutional Investor:

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(a)           No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the applicable Issuer: (i) to visit the principal executive office of such Issuer, to discuss the affairs, finances and accounts of such Issuer and its Subsidiaries with such Issuer’s officers, and (ii) with the consent of such Issuer (which consent will not be unreasonably withheld) to visit the other offices and properties of such Issuer and each of its Subsidiaries, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)           Default -- if a Default or Event of Default then exists, at the expense of the Issuers to visit and inspect any of the offices or properties of any Issuer or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision each Issuer authorizes said accountants to discuss the affairs, finances and accounts of the Issuers and their Subsidiaries), all at such times and as often as may be requested.

8.	PREPAYMENT OF THE NOTES.

8.1.	Required Prepayments.

The outstanding principal amount, if any, of the Notes shall be repaid by the Issuers, at par and without payment of the Make-Whole Amount or any premium, on the stated maturity date thereof.

8.2.	Optional Prepayments with Make-Whole Amount.

The Issuers may, at their option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes (but if in part, in an amount not less than $5,000,000 or such lesser amount as shall then be outstanding), at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Issuers will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.5), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Issuers shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.3.	Prepayment of Notes Upon Change in Control.

(a)           Notice of Change in Control or Control Event. The Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any

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Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes. In the case that a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (b) of this Section 8.3 and shall be accompanied by the certificate described in subparagraph (e) of this Section 8.3.

(b)           Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraph (a) of this Section 8.3 shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, of the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Change in Control Prepayment Date”) that is not less than 45 days and not more than 60 days after the date of such offer (if the Change in Control Prepayment Date shall not be specified in such offer, the Change in Control Prepayment Date shall be the 45th day after the date of such offer).

(c)           Acceptance; Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance to be delivered to the Company not more than 30 days after the date the written offer notice referred to in subsection (a) of this Section 8.3 is given to the holders of the Notes. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3 shall be deemed to constitute a rejection of such offer by such holder.

(d)           Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.3 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the Change in Control Prepayment Date. Each prepayment of Notes pursuant to this Section 8.3 shall be made on the Change in Control Prepayment Date.

(e)           Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the proposed Change in Control Prepayment Date; (ii) that such offer is made pursuant to this Section 8.3; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid as of the Change in Control Prepayment Date; (v) that the conditions of this Section 8.3 have been fulfilled; and (vi) in reasonable detail, the nature and date of the Change in Control (including, if known, the name or names of the Person or Persons acquiring control).

(f)           “Change in Control” Defined. A “Change in Control” shall occur if any Person or group of Persons acting in concert, together with Affiliates thereof, shall in the aggregate, directly or indirectly, control or own (beneficially or otherwise) more than 50% of the issued and outstanding Voting Stock of the Company at any time after the date of this Agreement or shall otherwise have the ability to elect a majority of the members of the board of directors of the Company.

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(g)           “Control Event” Defined. “Control Event” means: (i) the execution by the Company or any of its Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control, or (ii) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control.

8.4.	Offer to Prepay upon the Sale of Certain Assets.

(a)           Notice and Offer. In the event of any Debt Prepayment Application under Section 10.3, the Obligors will, within ten (10) days of the occurrence of the Transfer (a “Debt Prepayment Transfer”) in respect of which an offer to prepay the Notes is being made to comply with the provisions for a Debt Prepayment Application (as set forth in the definition thereof), give written notice of such Debt Prepayment Transfer to each holder of Notes. Such written notice shall contain, and such written notice shall constitute, an irrevocable offer (the “Transfer Prepayment Offer”) to prepay, at the election of each holder, a portion of the Notes held by such holder equal to such holder’s Ratable Portion of the Net Proceeds in respect of such Debt Prepayment Transfer on a date specified in such notice (the “Transfer Prepayment Date”) that is not less than thirty (30) days and not more than sixty (60) days after the date of such notice, together with interest on the amount to be so prepaid accrued to the Transfer Prepayment Date. If the Transfer Prepayment Date shall not be specified in such notice, the Transfer Prepayment Date shall be the fortieth (40th) day after the date of such notice.

(b)           Acceptance and Payment. To accept such Transfer Prepayment Offer, a holder of Notes shall cause a notice of such acceptance to be delivered to the Company not later than twenty (20) days after the date of such written notice from the Obligors, provided, that failure to accept such offer in writing within twenty (20) days after the date of such written notice shall be deemed to constitute a rejection of the Prepayment Offer. If so accepted by any holder of a Note, such offered prepayment (equal to not less than such holder’s Ratable Portion of the Net Proceeds in respect of such Debt Prepayment Transfer) shall be due and payable on the Transfer Prepayment Date. Such offered prepayment shall be made at one hundred percent (100%) of the principal amount of such Notes being so prepaid, together with interest on such principal amount then being prepaid accrued to the Transfer Prepayment Date.

(c)           Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.4 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying (i) the Transfer Prepayment Date, (ii) the Net Proceeds in respect of the applicable Debt Prepayment Transfer, (iii) that such offer is being made pursuant to Section 8.4 and Section 10.3, (iv) the principal amount of each Note offered to be prepaid, (v) the interest that would be due on each Note offered to be prepaid, accrued to the Transfer Prepayment Date and (vi) in reasonable detail, the nature of the Transfer giving rise to such Debt Prepayment Transfer and certifying that no Default or Event of Default exists or would exist after giving effect to the prepayment contemplated by such offer.

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(d)           Notice Concerning Status of Holders of Notes. Promptly after each Transfer Prepayment Date and the making of all prepayments contemplated on such Transfer Prepayment Date under this Section 8.4 (and, in any event, within thirty (30) days thereafter), the Company shall deliver to each holder of Notes a certificate signed by a Senior Financial Officer of the Company containing a list of the then current holders of Notes (together with their addresses) and setting forth as to each such holder the outstanding principal amount of Notes held by such holder at such time.

8.5.	Allocation of Partial Prepayments.

In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment, without regard to the Series of Notes.

8.6.	Maturity; Surrender, etc.

In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Issuers shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Issuers and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.7.	Purchase of Notes.

No Issuer will, nor will any Issuer permit any Subsidiary or Affiliate it controls to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase (with identical information provided to, and upon the same terms for, each holder of Notes at such time) made by the Issuers or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 14 Business Days, provided that an offer made pursuant to clause (b) is not made concurrently with or as a condition to or in consideration of or otherwise in connection with an amendment or waiver to this Agreement. If the holders of more than 15% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Issuers will promptly cancel all Notes acquired by any of them or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

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8.8.	Make-Whole Amount.

The term “Make-Whole Amount” means, with respect to any Note of any Series, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note of such Series over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note of any Series, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note of any Series, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Series of Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note of any Series, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” on the Bloomberg Financial Market Service (or such other display as may replace Page PX1 on Bloomberg Financial Market Service) for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the most recently issued actively traded on the run U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the most recently issued actively traded on the run U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield will be rounded to two decimal places.

“Remaining Average Life” means, with respect to any Called Principal of any Series of Notes, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the

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Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note of any Series, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes of such Series, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note of any Series, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

In the event that the Issuers shall incorrectly compute any Make-Whole Amount payable in connection with any Note to be prepaid, no Issuer nor any holder of any Note shall be bound by such incorrect computation, but instead, shall be entitled to receive an amount equal to the correct Make-Whole Amount (or a refund, in the case of the Issuers), as the case may be, computed in compliance with the terms of this Agreement.

9.	AFFIRMATIVE COVENANTS.

Each of the Issuers covenants that so long as any of the Notes are outstanding:

9.1.	Compliance with Law.

Each of the Issuers will and will cause each of their Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws and the laws and regulations referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Issuers and their Subsidiaries, taken as a whole.

9.2.	Insurance.

Each of the Issuers will and will cause each of their Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

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9.3.	Maintenance of Properties.

Each of the Issuers will and will cause each of their Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent any Issuer or any of its Subsidiaries from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Issuers have concluded that such discontinuance would not, individually or in the aggregate, have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Issuers and their Subsidiaries, taken as a whole.

9.4.	Payment of Taxes.

Each of the Issuers will and will cause each of their Subsidiaries to file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent such taxes and assessments have become due and payable and before they have become delinquent and claims for which sums have become due and payable that have or might become a Lien on properties or assets of any Issuer or any Subsidiary, provided that none of the Issuers or any of their Subsidiaries need pay any such tax or assessment or claim if (a) the amount, applicability or validity thereof is contested by such Issuer or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and such Issuer or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of such Issuer or such Subsidiary or (b) the nonpayment of all such taxes, assessments and claims in the aggregate would not reasonably be expected to have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Issuers and their Subsidiaries, taken as a whole.

9.5.	Corporate Existence, etc.

Each of the Issuers will at all times preserve and keep in full force and effect its corporate or limited liability company, as applicable, existence. Subject to Sections 10.2 and 10.3, each of the Issuers will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or another Subsidiary) and all rights and franchises of the Issuers and their Subsidiaries unless, in the good faith judgment of such Issuer, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Issuers and their Subsidiaries, taken as a whole.

9.6.	Additional Subsidiary Guarantors.

The Company will cause (a) each Person which is or becomes a Material Subsidiary or which is designated by the Company as a “Material Subsidiary” pursuant to Section 10.9 and (b) each entity that guarantees or becomes obligated with respect to the obligations of the Company or any other Subsidiary under any Principal Credit Facility to become a Subsidiary Guarantor on

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a joint and several basis with all other Subsidiary Guarantors under the Subsidiary Guarantee as promptly as practicable after (but in any event within 90 days of) the date such Person first satisfies the foregoing criteria in clauses (a) or (b) above, by causing such Subsidiary to execute and deliver to the holders of the Notes an accession agreement to the Subsidiary Guarantee in the form attached to the Subsidiary Guarantee, together with all documents and opinions which the Required Holders may reasonably request relating to the existence of such Subsidiary, the corporate or other authority for and the validity of the Subsidiary Guarantee, and any other matters reasonably determined by the Required Holders to be relevant thereto, all in form and substance reasonably satisfactory to the Required Holders; provided, that with respect to clause (a) above only, any such Person which is a Foreign Subsidiary will not be required to become a Subsidiary Guarantor if becoming a Subsidiary Guarantor would result in adverse tax consequences to the Company and its Subsidiaries.

10.	NEGATIVE COVENANTS.

Each of the Issuers covenants that so long as any of the Notes are outstanding.

10.1.	Transactions with Affiliates.

No Issuer will, and no Issuer will permit any Subsidiary to, enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s length transaction with a Person not an Affiliate.

10.2.	Mergers and Consolidations.

No Issuer will, nor will it permit any Subsidiary Guarantor to, consolidate with or merge with any other Person or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

(a)           the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer, sale or lease all or substantially all of the assets of such Issuer or such Subsidiary Guarantor, as the case may be (the “Successor Corporation”), shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and (i) except for any such transaction involving only Issuers and/or only Subsidiary Guarantors or any such transaction where an Issuer and/or Subsidiary Guarantor is the Successor Corporation of any such transaction, such corporation or limited liability company shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of such Obligor under the applicable Financing Documents in form and substance satisfactory to the Required Holders and (ii) shall have caused to be delivered to each holder of any Notes an opinion reasonably satisfactory to the Required Holders

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of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their respective terms (except as such enforceability may be limited by (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (y) general principles of equity) and comply with the terms hereof; and

(b)           immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing and the Company shall have delivered to each holder of the Notes computations evidencing, on a pro forma basis, as if such transaction had occurred the day before the last day of the most recently ended fiscal quarter, compliance (on consolidated basis) with Section 10.3, Section 10.4, Section 10.5, Section 10.6, Section 10.7 and Section 10.9.

No such conveyance, transfer, sale or lease of all or substantially all of the assets of any Obligor shall have the effect of releasing such Obligor or any Successor Corporation that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under the applicable Financing Documents.

10.3.	Sale of Assets.

No Issuer will nor will any Issuer permit any Subsidiary to make any Asset Disposition unless:

(a)           in the good faith opinion of the Company, the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Company or such Subsidiary;

(b)           immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist; and

(c)           immediately after giving effect to the Asset Disposition, the Disposition Value of all property that was the subject of any Asset Disposition occurring during the 365 consecutive day period ending on and including the date of such Asset Disposition would not exceed 10% of Consolidated Total Assets determined as of the end of the then most recently ended fiscal quarter of the Company.

If the Net Proceeds arising from any Transfer are applied to a Debt Prepayment Application or a Property Reinvestment Application within 365 days after such Transfer, then such Transfer, only for the purpose of determining compliance with subsection (c) of this Section 10.3 as of any date, shall be deemed not to be an Asset Disposition as of the date of such application.

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10.4.	Limitation on Consolidated Debt.

The Company will not permit the ratio of Consolidated Debt to Consolidated Total Capitalization, in each case as of the last day of each fiscal quarter of the Company, to be greater than 0.60 to 1.00.

10.5.	Limitation on Priority Debt.

The Company will not at any time permit Priority Debt to exceed 25% of Consolidated Net Worth (determined as of the last day of the most recently ended fiscal quarter of the Company).

10.6.	Minimum Consolidated Net Worth.

The Company will not, at any time, permit Consolidated Net Worth to be less than the sum of (a) $766,816,000, plus (b) an amount equal to 50% of its aggregate Consolidated Net Income (but only if a positive number) for each completed fiscal quarter of the Company at such time ending on or after December 31, 2012.

10.7.	Limitation on Liens.

No Issuer will, nor will any Issuer permit any Subsidiary to, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any property or assets (including, without limitation, any document or instrument in respect of goods or accounts receivable) of any Issuer or any Subsidiary whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits except for the following:

(a)           Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

(b)           statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable or the payment of which is not at the time required by Section 9.4;

(c)           Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business or the ownership of properties and assets (i) in connection with workers’ compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

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(d)           Liens resulting from judgments, unless such judgments are not, within 90 days, discharged or stayed pending appeal, or shall not have been discharged within 90 days after the expiration of any such stay;

(e)           Liens on property or assets of any Issuer securing Debt of a Subsidiary owed to the Company or to a Wholly-Owned Subsidiary;

(f)           Liens in existence on the date hereof and securing the Debt of the Company and its Subsidiaries as set forth in Schedule 5.15;

(g)           minor survey exceptions and the like which do not materially detract from the value of such property;

(h)           Leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ownership of property or assets or the ordinary conduct of any Issuer’s or any of its Subsidiaries’ businesses, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

(i)           Liens securing any obligations of a Person existing at the time such Person becomes a Subsidiary or is merged into or consolidated with the Company or a Subsidiary or Liens on an asset existing at the time such asset shall have first been acquired by the Company or any Subsidiary, provided that (i) such Liens shall not extend to or cover any property other than the property subject to such Liens immediately prior to such time, (ii) such Liens shall not have been created in contemplation of such merger, consolidation or acquisition or such Person becoming a Subsidiary, and (iii) the principal amount of the obligations secured by such Liens is not increased after such time;

(j)           any Lien created on tangible personal property (or any improvement thereon) to secure all or any part of the purchase price or cost of construction, improvement or development of such tangible personal property (or any improvement thereon), or to secure Debt incurred or assumed to pay all or any part of the purchase price or the cost of construction of tangible personal property (or any improvement thereon) acquired or constructed by the Company or any Subsidiary after the date hereof, provided that

(i)           the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to the lesser of (A) the cost to the Company or such Subsidiary of the property (or improvement thereon) so acquired or constructed and (B) the Fair Market Value (as determined in good faith by a Responsible Officer of such Person) of such property and any improvements thereon at the time of such acquisition or construction;

(ii)           each such Lien shall extend solely to the item or items of property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement

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thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon); and

(iii)           any such Lien shall be created contemporaneously with, or within 180 days after, the acquisition or construction of such property (or improvement thereon);

(k) any Lien renewing, extending or refunding Liens permitted by paragraphs (i) and (j) of this Section 10.7, provided that (i) the principal amount of the Debt secured by such Lien immediately prior to such renewal, extension or refunding is not increased or the maturity thereof reduced, (ii) such Lien is not extended to any other property, and (iii) immediately after such extension, renewal, or refunding, no Default or Event of Default would exist;

(l)            customary rights of setoff upon deposit accounts and securities accounts of cash in favor of banks or other depository institutions and securities intermediaries; provided that (i) such deposit account or securities account is not a dedicated cash or securities collateral account and is not subject to restrictions against access by the Company or any of its Subsidiaries owning the affected deposit or securities account or other funds maintained with a creditor depository institution, and (ii) such deposit account or securities account does not provide collateral to the depository institution or securities intermediary;

(m)           Liens arising under cash management pooling arrangements entered into in the ordinary course of business; and

(n)           Liens not otherwise permitted by subsections (a) through (m) above, provided that Priority Debt shall not at any time exceed 25% of Consolidated Net Worth (determined as of the end of the most recently ended fiscal quarter of the Company for which financial statements have been provided), provided, further, notwithstanding the foregoing, that no Lien created pursuant this Section 10.7(n) shall secure Debt owing under any Principal Credit Facility unless and until the Notes are equally and ratably secured by all property subject to such Lien, in each case pursuant to documentation reasonably satisfactory to the Required Holders.

10.8.	Nature of Business.

No Issuer will, nor will any Issuer permit any Subsidiary to, engage to any substantial extent in any business, if as a result, when taken as a whole together with the other Issuers and their Subsidiaries, the general nature of their businesses would be substantially changed from the general nature of their businesses engaged in on the date hereof as described in the Memorandum.

10.9.	Material Subsidiaries.

The Company will not permit the total assets of all Material Subsidiaries and the Company to be less than 90% of the Consolidated Total Assets as of the end of the most recently completed fiscal quarter for which financial information is available, determined in accordance

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with GAAP; provided, that the Company shall have the right to designate any of its Subsidiaries that is not then a Material Subsidiary as a Material Subsidiary (regardless of whether it meets the requirements set forth in the definition of such term) in order to comply with the provisions set forth in this Section, so long as such designation is made no later than the last day for delivery of a compliance certificate pursuant to Section 7.2(a) for the fiscal quarter for which such designation is made.

10.10.	Terrorism Sanctions Regulations.

The Company will not and will not permit any Controlled Entity (a) to become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target of sanctions imposed by the United Nations or by the European Union, or (b) directly or indirectly to have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any Purchaser or holder to be in violation of any law or regulation applicable to such Purchaser or holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions, or (c) to engage, nor shall any Affiliate of either engage, in any activity that could subject such Person or any Purchaser or holder to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions.

11.	EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)           any Issuer defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)           any Issuer defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c)           any Issuer defaults in the performance of or compliance with any term contained in Section 9.6 or Section 10 and such default is not remedied within five Business Days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (c) of Section 11); or

(d)           any Issuer defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (d) of Section 11); or

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(e)           any representation or warranty made in writing by or on behalf of any Obligor or by any officer of such Obligor in any Financing Document or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

(f)           (i) any Issuer or any Material Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least $20,000,000 beyond any period of grace provided with respect thereto, or (ii) any Issuer or any Material Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $20,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment; or

(g)           any Issuer or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate or similar action for the purpose of any of the foregoing; or

(h)           a court or governmental authority of competent jurisdiction enters an order appointing, without consent by any Issuer or any Material Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of any Issuer or any Material Subsidiary, or any such petition shall be filed against any Issuer or any Material Subsidiary and such petition shall not be dismissed within 90 days; or

(i)           a final judgment or judgments for the payment of money aggregating in excess of $20,000,000 are rendered against one or more of the Issuers and any of their Material Subsidiaries and which judgments are not, within 90 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 90 days after the expiration of such stay; or

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(j)           any Subsidiary Guarantor fails or neglects to observe, perform or comply with any term, provision, condition, covenant, warranty or representation contained in the Subsidiary Guarantee; or

(k)           if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Issuers or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $80,000,000, (iv) any Issuer, any Material Subsidiary or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or (v) any Issuer or any ERISA Affiliate withdraws from any Multiemployer Plan, and any such event or events described in clauses (i) through (v) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect; or

(l)           the Subsidiary Guarantee is not or ceases to be effective or is alleged by any Obligor to be ineffective for any reason.

As used in Section 11(k), the term “employee benefit plan” shall have the meaning assigned to such term in section 3 of ERISA.

12.	REMEDIES ON DEFAULT, ETC.

12.1.	Acceleration.

(a)           If an Event of Default with respect to the Company described in Section 11(g) or 11(h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)           If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)           If any Event of Default described in Section 11(a) or 11(b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

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Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. Each of the Issuers acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Issuers (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Issuers in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.	Other Remedies.

If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, in any Note or in the Subsidiary Guarantee, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.	Rescission.

At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes of any Series, at the Default Rate for such Series, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.	No Waivers or Election of Remedies, Expenses, etc.

No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, the Subsidiary Guarantee or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Issuers under Section 15, the Issuers will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or

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collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1.	Registration of Notes.

The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2.	Transfer and Exchange of Notes.

Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Issuers shall execute and deliver, at the Issuers’ expense (except as provided below), one or more new Notes of such Series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note and each bearing the same legend as appears on the surrendered Note provided, however, that the Company shall not be required to execute any new Note, or register the transfer of any Note, to a transferee who is a Competitor of any Obligor. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of such Note for such Series as set forth in Exhibit 1.1(a), Exhibit 1.1(b), Exhibit 1.1(c) or Exhibit 1.1(d), as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Issuers may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $250,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $250,000. Each holder that transfers Notes shall be deemed to have represented and warranted to the Issuers that such transfer has been effected in compliance with applicable securities laws. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6 hereof and shall have agreed to abide by the provisions of Section 20 hereof.

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13.3.	Replacement of Notes.

Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)           in the case of loss, theft or destruction, of an executed certificate of loss including an indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original purchaser or another holder of a Note with a minimum net worth of at least $50,000,000, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)           in the case of mutilation, upon surrender and cancellation thereof,

the Issuers at their own expense shall execute and deliver, in lieu thereof, a new Note of the same Series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon, bearing the same legend as appears on such lost, stolen, destroyed or mutilated Note.

14.	PAYMENTS ON NOTES.

14.1.	Place of Payment.

Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Parsippany, New Jersey at the principal office of the Company in such jurisdiction. The Issuers may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in the United States or the principal office of a bank or trust company in the United States.

14.2.	Home Office Payment.

So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Issuers will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose opposite such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Issuers in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Issuers made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Issuers pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by any Purchaser or its nominee such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a

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new Note or Notes pursuant to Section 13.2. The Issuers will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by such Purchaser under this Agreement and that has made the same agreement relating to such Note as such Purchaser has made in this Section 14.2.

14.3.	Status of Purchasers.

(a)           Any Purchaser or holder of Notes that is a “United States person” within the meaning of § 7701(a)(30) of the Code shall deliver to the Company copies of executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable laws and reasonably requested by the Company as will enable the Company to determine whether or not such Purchaser or holder of Notes is subject to backup withholding or information reporting requirements under the Code.

(b)           Each Purchaser or holder of Notes that is not a “United States person” within the meaning of § 7701(a)(30) of the Code (a “foreign Purchaser”) and that is entitled to an exemption from or reduction of any United States withholding tax (including each participant that acquired a participation from a foreign Purchaser) shall deliver to the Company (or, in the case of a participant, to the Purchaser or holder of Notes from which the related participation shall have been purchased) in such number of copies as shall be reasonably requested by the recipient on or prior to the date on which such foreign Purchaser becomes a holder of a Note (or on or prior to the date on which such participant acquires its participation from a Purchaser or a holder of Notes) (and from time to time thereafter upon the reasonable request of the Company or when a lapse in time or a change in circumstance renders the prior certificates obsolete), but only if such foreign Purchaser is legally entitled to do so, whichever of the following is applicable:

(i)           executed originals of Internal Revenue Service Form W 8BEN, W 8ECI or W 8IMY and any required supporting documentation (or any successor or other applicable form prescribed by the IRS certifying as to such Purchaser’s or such holder’s entitlement to a reduction of or complete exemption from United States withholding tax),

(ii)           in the case of a foreign Purchaser claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such foreign Purchaser is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “ten percent shareholder” of the Company within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of Internal Revenue Service Form W-8BEN, or

(iii)          executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation

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as may be prescribed by applicable law to permit the Company to determine the withholding or deduction required to be made.

(c)           If a payment made to a Purchaser or holder of Notes hereunder would be subject to U.S. federal withholding Tax imposed by FATCA if such Purchaser or such holder of Notes were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Purchaser or such holder of Notes shall deliver to the Company, at the time or times prescribed by law and at such time or times reasonably requested by the Company, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company as may be necessary for the Company to comply with its obligations under FATCA, to determine that such Purchaser or holder of Notes has or has not complied with such Purchaser’s or such holder’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

(d)           Each Purchaser and each holder of Notes shall promptly notify the Company of any change in circumstances which would modify or render invalid any such claimed exemption or reduction.

15.	EXPENSES, ETC.

15.1.	Transaction Expenses.

Whether or not the transactions contemplated hereby are consummated, the Issuers will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required, local or other counsel) incurred by each Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Subsidiary Guarantee or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Subsidiary Guarantee or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Subsidiary Guarantee or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of any Obligor or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby, by the Notes and the Subsidiary Guarantee, provided, however, that the Issuers shall only be liable under this Section 15.1 for the reasonable attorney’s fees of a single special counsel and, if reasonably required, a single local counsel in each jurisdiction where any Issuer or Subsidiary Guarantor conducts business, in each case acting on behalf of the holders of Notes as a group, unless, in the reasonable judgment of any holder of Notes a conflict exists between such holder of Notes and any other holder of Notes, in which event the Issuers shall be obligated to pay the fees and expenses of such additional counsel or counsels as shall be necessary to eliminate such conflict. The Issuers will pay, and will save each Purchaser and each other holder of a Note harmless

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from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by any Purchaser).

15.2.	Survival.

The joint and several obligations of the Issuers under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes or the Subsidiary Guarantee, and the termination of this Agreement.

16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser or any holder of any Note or portion thereof or interest therein and shall expire upon the payment in full of all amounts in respect of the Notes, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Issuers pursuant to this Agreement shall be deemed representations and warranties of the Issuers under this Agreement. Subject to the preceding sentence, this Agreement, the Subsidiary Guarantee and the Notes embody the entire agreement and understanding between each Purchaser and the Issuers and supersede all prior agreements and understandings relating to the subject matter hereof.

17.	AMENDMENT AND WAIVER.

17.1.	Requirements.

This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Issuers and the Required Holders, except that (a) no amendment or waiver of any of the provisions of any of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby and, prior to the Series I Closing, the consent of each Purchaser of the Series I Notes, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20 or (iv) change the principal amount of the Notes that the Purchasers are to purchase pursuant to Section 2 upon the satisfaction of the conditions to Closing that appear in Section 4.

17.2.	Solicitation of Holders of Notes.

(a)           Solicitation. The Issuers will provide each Purchaser (at any time prior to the date of the Series I Closing) and each holder of the Notes (irrespective of the amount

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of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchaser or such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof, the Subsidiary Guarantee or of the Notes. The Issuers will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each Purchaser (with respect to any amendment, waiver or consent effected at any time prior to the date of the Series I Closing) and each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers (with respect to any amendment, waiver or consent effected at any time prior to the date of the Series I Closing) and/or holders of Notes.

(b)           Payment. The Issuers will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, or other right or preferred treatment, to any Purchaser (with respect to any amendment, waiver or consent effected at any time prior to the date of the Series I Closing) or holder of Notes as consideration for or as an inducement to the entering into by any such Purchaser or such holder of Notes of any waiver or amendment of any of the terms and provisions hereof, of the Notes or of the Subsidiary Guarantee unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each such Purchaser and each such holder of Notes then outstanding even if such Purchaser or such holder did not consent to such waiver or amendment.

(c)           Consent in Contemplation of Transfer. Any consent made pursuant to this Section 17.2 by the holder of any Note that has transferred or has agreed to transfer such Note to the Company, any Subsidiary or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder.

17.3.	Binding Effect, etc.

Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Issuers without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between any Issuer and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

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17.4.	Notes held by the Issuers, etc.

Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Subsidiary Guarantee or the Notes, or have directed the taking of any action provided herein, in the Subsidiary Guarantee or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any of the Issuers or any of their Affiliates shall be deemed not to be outstanding.

18.	NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i)           if to any Purchaser or its nominee, to such Purchaser or its nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or its nominee shall have specified to the Issuers in writing,

(ii)          if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Issuers in writing, or

(iii)         if to any Issuer, at its address set forth at the beginning hereof to the attention of Marc O’Casal, telecopier: (973) 597-4797, or at such other address as such Issuer shall have specified to the holder of each Note in writing.

A courtesy copy of any notices sent to any Purchasers and/or any holders of Notes shall also be sent to Bingham McCutchen LLP, One State Street, Hartford, Connecticut 06103 to the attention of Chester L. Fisher, III, Esq., telecopier: (860) 240-2800. Notices under this Section 18 will be deemed given only when actually received.

19.	REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closings (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to the Purchasers, may be reproduced by the Purchasers by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Purchasers may destroy any original document so reproduced. The Issuers agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible

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in evidence. This Section 19 shall not prohibit any Issuer or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.	CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on its behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by any Issuer or any Subsidiary or by any Person known by such Purchaser to be acting in breach of any duty of confidentiality owed to any Issuer or any Subsidiary, or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) such Purchaser’s directors, officers, employees, agents, attorneys and affiliates, (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser’s Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which such Purchaser offers to purchase any security of the Issuers (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (B) in response to any subpoena or other legal process, (C) in connection with any litigation to which such Purchaser is a party or (D) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of its rights and remedies under its Notes, the Subsidiary Guarantee and this Agreement, or (ix) any and all Persons, without limitation, to the extent any such Confidential Information pertains to the United States federal tax treatment and United States federal tax structure of the transaction contemplated by this Agreement or constitutes materials of any kind (including opinions or other United States federal tax analyses) that are provided to the holders of Notes relating to such United States federal tax treatment and United States federal tax structure. The foregoing clause (ix) is intended to cause the transaction contemplated hereby not to be treated as having been

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offered under conditions of confidentiality for purposes of Sections 1.6011-4(b)(3) and 301.6111-2(a)(2)(ii) (or any successor provisions) of the United States Treasury Regulations issued under the Code and shall be construed in a manner consistent with such purpose. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Issuers in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Issuers embodying the provisions of this Section 20.

21.	SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Issuers, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word “Purchaser” is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to such Purchaser all of the Notes then held by such Affiliate, upon receipt by the Issuers of notice of such transfer, wherever the word “Purchaser” is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to such Purchaser, and such Purchaser shall have all the rights of an original holder of the Notes under this Agreement.

22.	MISCELLANEOUS.

22.1.	Successors and Assigns.

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

22.2.	Payments Due on Non-Business Days.

Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.6 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

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22.3.	Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.4.	Accounting Terms.

(a)           All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (a) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (b) all financial statements shall be prepared in accordance with GAAP. If the Issuers notify the holders of Notes that, in the Issuers’ reasonable opinion, or if the Required Holders notify the Issuers that, in the Required Holders’ reasonable opinion, as a result of changes in GAAP from time to time (“Subsequent Changes”), any of the covenants contained in Sections 10.4, 10.5, 10.6, 10.7 or 10.9, or any of the defined terms used therein no longer apply as intended such that such covenants are materially more or less restrictive to the Issuers than are such covenants immediately prior to giving effect to such Subsequent Changes, the Issuers and the holders of Notes shall negotiate in good faith to reset or amend such covenants or defined terms so as to negate such Subsequent Changes, or to establish alternative covenants or defined terms. Until the Issuers and the Required Holders so agree to reset, amend or establish alternative covenants or defined terms, the covenants contained in Sections 10.4, 10.5, 10.6, 10.7 and 10.9, together with the relevant defined terms, shall continue to apply and compliance therewith shall be determined assuming that the Subsequent Changes shall not have occurred (“Static GAAP”). During any period that compliance with any covenants shall be determined pursuant to Static GAAP, the Issuers shall include relevant reconciliations in reasonable detail between GAAP and Static GAAP with respect to the applicable covenant compliance calculations contained in each certificate of a Senior Financial Officer delivered pursuant to Section 7.2(a) during such period. Subject to the immediately preceding sentence, at the sole election of the Company and upon written notice to the registered holders of the Notes but without any requirement to obtain any prior consent or waiver from any Purchasers or holders of the Notes, the Issuers and their Subsidiaries may adopt IFRS in lieu of GAAP for purposes of making all future computations and preparing all future financial statements pursuant to this Agreement or any other Financing Document.

(b)          For purposes of determining compliance with the financial covenants contained in this Agreement, any election by the Company to measure an item of Debt using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification 825-10-25 (formerly known as FASB 159) or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

45

22.5.	Construction.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

22.6.	Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.7.	Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

22.8.	Jurisdiction and Process; Waiver of Jury Trial.

(a)           Each Issuer irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement, the Subsidiary Guarantee or the Notes. To the fullest extent permitted by applicable law, each Issuer irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)           Each Issuer consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. Each Issuer agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

46

(c)            Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against any Issuer in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)           The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

[Remainder of page intentionally left blank; next page is signature page.]

47

If each Purchaser is in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Issuers, whereupon the foregoing shall become a binding agreement between the Purchasers and the Issuers.

Very truly yours,

CURTISS-WRIGHT CORPORATION
CURTISS-WRIGHT CONTROLS, INC.
METAL IMPROVEMENT COMPANY,
LLC
CURTISS-WRIGHT FLOW CONTROL
CORPORATION
CURTISS-WRIGHT FLOW CONTROL
SERVICE CORPORATION
CURTISS-WRIGHT SURFACE
TECHNOLOGIES, LLC

By:
Name:
Title:

[Signature page to Curtiss-Wright Corporation, et al Note Purchase Agreement]

The foregoing is hereby

agreed to as of the

date thereof.

[PURCHASERS]

By:
Name:
Title:

[Signature page to Curtiss-Wright Corporation, et al Note Purchase Agreement]

SCHEDULE A

SCHEDULE A
INFORMATION AS TO PURCHASERS

SCHEDULE B

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” is defined in Section 17.3.

“Anti-Corruption Laws” is defined in Section 5.16(d)(1).

“Anti-Money Laundering Laws” is defined in Section 5.16(c).

“Asset Disposition” means any Transfer except:

(a)           any

(i)           Transfer from a Subsidiary to the Company or a Wholly-Owned Subsidiary;

(ii)          Transfer from the Company to a Wholly-Owned Subsidiary; and

(iii)         Transfer from the Company or a Wholly-Owned Subsidiary to a Subsidiary (other than a Wholly-Owned Subsidiary) or from a Subsidiary to another Subsidiary, which in either case is for Fair Market Value;

so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default exists; and

(b)           any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale or (ii) equipment, fixtures, supplies or materials that are obsolete or inoperative.

“Blocked Person” is defined in Section 5.16(a).

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

Schedule B-1

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Stock” means any class of capital stock, share capital or similar equity interest of a Person.

“Change in Control” is defined in Section 8.3(f).

“Change in Control Prepayment Date” is defined in Section 8.3(b).

“CISADA” is defined in Section 5.16(a).

“Closing” is defined in Section 3.2.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” is defined in the introductory paragraph of this Agreement or any successor that becomes such in the manner prescribed in Section 10.2.

“Competitor” means any Person which is involved, directly or indirectly, to a material extent in the business of providing highly engineered valves, pumps, motors, generators, electronics, systems and related products that regulate the flow of liquids and gases in severe service environments in power generation, oil and gas processing, naval defense and general industrial, or provides applications flight control, mechanical actuation and drive systems, sensing and electronic computing system applications services or metal treatment services that enhance the performance and extend the life of critical components utilized in aerospace, automotive/transportation, power generation and general industrial markets; provided that in no event shall any Institutional Investor that maintains purely passive investments in any Person that is a Competitor be deemed a Competitor.

“Confidential Information” is defined in Section 20.

“Consolidated Debt” means, as of any date of determination, the total of all Debt of the Company and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Company and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

Schedule B-2

“Consolidated Net Worth” means, as of any date, the sum of (a) total stockholders’ equity of the Company and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP, minus (b) to the extent included in clause (a), all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries, minus (c) any increase in the amount of Consolidated Net Worth attributable to a write-up in the book value of any asset on the books of the Company and its Subsidiaries resulting from a revaluation thereof subsequent to September 30, 2012, minus (d) the amounts, if any, at which any shares of capital stock of the Company or any Subsidiary appear as an asset on the balance sheet from which Consolidated Net Worth is determined for the purposes of this definition.

“Consolidated Total Assets” means, as of any date, the total assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such date prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

“Consolidated Total Capitalization” means, as of any date, the sum of Consolidated Net Worth and Consolidated Debt.

“Control Event” is defined in Section 8.3(g).

“Controlled Entity” means (i) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (ii) if the Company has a parent company, such parent company and its Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“C-W Controls” is defined in the introductory paragraph of this Agreement.

“C-W Flow” is defined in the introductory paragraph of this Agreement.

“C-W Flow Control Service” is defined in the introductory paragraph of this Agreement.

“C-W Surface” is defined in the introductory paragraph of this Agreement.

“Debt” means, with respect to any Person, at any time, without duplication,

(a)           its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock to the extent such redemption obligations are required to be paid with cash or other consideration (other than shares of Capital Stock);

(b)           its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

Schedule B-3

(c)           all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

(d)           all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

(e)           any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“Debt Prepayment Application” means, with respect to any Transfer of any property, the application by any Obligor or any Subsidiary, as the case may be, of cash in an amount equal to the Net Proceeds with respect to such Transfer to pay Senior Debt (other than (a) Senior Debt owing to the Company or any of its Subsidiaries or any Affiliate and (b) Senior Debt in respect of any revolving credit or similar facility providing any Obligor or any such Subsidiary with the right to obtain loans or other extensions of credit from time to time, unless in connection with such payment of Senior Debt the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Senior Debt), provided that in the course of making such application the Issuers shall offer to prepay each outstanding Note, in accordance with Section 8.4, in a principal amount which equals the Ratable Portion of the holder of such Note in respect of such Transfer. If any holder of a Note rejects such offer of prepayment, then, for purposes of the preceding sentence only, the Obligors nevertheless will be deemed to have paid Senior Debt in an amount equal to the Ratable Portion of the holder of such Note in respect of such Transfer.

“Debt Prepayment Transfer” is defined in Section 8.4(a).

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest that is the greater of (a) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (b) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. in New York, New York as its “base” or “prime” rate.

“Disposition Value” means, at any time, with respect to any property

(a)           in the case of property that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Company, and

(b)           in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding Capital Stock of such Subsidiary (assuming, in

Schedule B-4

making such calculations, that all Securities convertible into such Capital Stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof in good faith by the Company.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with any Issuer under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, at any date of determination and with respect to any property, the sale value of such property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

“FATCA” means Sections 1471 through 1474 of the Code as of the date hereof, and any substantially similar amendments thereto and any current or future regulations or official interpretations thereof.

“Financing Documents” means the Notes, this Agreement and the Subsidiary Guarantee, and each other document, guaranty, instrument or agreement delivered in connection with the transactions contemplated hereby, as each may be amended, restated or otherwise modified from time to time.

“foreign Purchaser” is defined in Section 14.3(b).

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.

“GAAP” means (a) generally accepted accounting principles as in effect from time to time in the United States of America and (b) IFRS at any time that the Company prepares its financial statements in accordance with IFRS.

“Governmental Authority” means

Schedule B-5

(a)           the government of

(i)           the United States of America or any State or other political subdivision thereof, or

(i)           any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)           any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental office or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)           to purchase such indebtedness or obligation or any property constituting security therefor;

(b)           to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c)           to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d)           otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

“IFRS” means, collectively:

(a)           each International Financial Reporting Standard;

Schedule B-6

(b)           International Accounting Standards (IAS); and

(c)           Interpretations

where:

(x)            “International Financial Reporting Standard” means each financial reporting standard issued by the International Accounting Standards Board (IASB);

(y)           “International Accounting Standards” means the financial reporting standards issued by the International Accounting Standards Committee of the IASB; and

(z)            “Interpretations” means the explanations from time to time of the application of International Financial Reporting Standards to particular transactions, arrangements or circumstances (issued by the International Financial Reporting Interpretations Committee of the IASB or its predecessor, the Standing Interpretations Committee, as each may be amended from time to time.

“INHAM Exemption” is defined in Section 6.2(e).

“Institutional Investor” means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any institutional accredited investor as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and any investment fund having assets of at least $100,000,000 that is in the business of investing in securities issued by other Persons, regardless of legal form.

“Issuers” is defined in the introductory paragraph of this Agreement.

“knowledge” when used with respect to any Issuer or any Responsible Officer to qualify a representation or warranty of such Issuer or such Responsible Officer, shall be deemed to be the actual knowledge of such Responsible Officer.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Make-Whole Amount” is defined in Section 8.8.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, or properties of the Company and its Subsidiaries, taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties and results of operations of the Company and its Subsidiaries, taken as a whole, (b) the ability of any Issuer to perform its

Schedule B-7

obligations under this Agreement and the Notes, or of any Material Subsidiary to perform its obligations under the Subsidiary Guarantee or (c) the validity or enforceability of this Agreement, the Notes, or the Subsidiary Guarantee.

“Material Subsidiary” means, as of any date, any Subsidiary which (together with its Subsidiaries) (a) accounts for more than 5% of Consolidated Total Assets as of such date or (b) accounted for more than 5% of the consolidated revenues of the Company and its Subsidiaries for the period of the four consecutive fiscal quarters of the Company ending on or immediately prior to such date.

“Memorandum” is defined in Section 5.3.

“Metal” is defined in the introductory paragraph of this Agreement.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” is defined in Section 4.8.

“NAIC Annual Statement” is defined in Section 6.2(a).

“Net Proceeds” means, with respect to any Transfer of any property by any Person, an amount equal to the difference of

(a)           the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus

(b)           all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

“Notes” is defined in Section 1.

“Obligors” means, collectively, the Issuers and the Subsidiary Guarantors.

“OFAC” is defined in Section 5.16(a).

“OFAC Listed Person” is defined in Section 5.16(a).

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company or any Subsidiary, as the context may require, whose responsibilities extend to the subject matter of such certificate.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

Schedule B-8

“Person” means an individual, partnership, corporation, limited liability company, association, joint venture, trust, unincorporated organization, or a government or agency or political subdivision thereof.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by any Issuer or any ERISA Affiliate or with respect to which such Issuer or any ERISA Affiliate may have any liability.

“Preferred Stock” means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

“Principal Credit Facility” means any agreement or facility providing credit availability in excess of $150,000,000 to the Company and/or any of its Subsidiaries, as such agreement or facility may be amended, restated, supplemented or otherwise modified from time to time and together with increases, refinancings and replacements thereof, in whole or in part.

“Priority Debt” means, as of any date, (without duplication) the sum of (a) all outstanding Debt of any Subsidiary (other than an Issuer or a Subsidiary Guarantor, or Debt of any Subsidiary owing solely to the Company or any Wholly-Owned Subsidiary) and (b) all Debt of any Issuer or any Subsidiary Guarantor secured by any Lien (other than Liens under clauses (a) through (e) and clauses (g) through (m) of Section 10.7).

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Property Reinvestment Application” means, with respect to any Transfer of property, the application of an amount equal to the Net Proceeds with respect to such Transfer to the acquisition by any Issuer or any Subsidiary of operating assets of a generally similar nature (excluding, for the avoidance of doubt, cash and cash equivalents), and of at least equivalent Fair Market Value, to the property so Transferred, to be used in the principal business of the Issuers and their Subsidiaries as conducted immediately prior to such Transfer or in a business generally related to such principal business.

“PTE” is defined in Section 6.2(a).

“Purchasers” is defined in the introductory paragraph of this Agreement.

“QPAM Exemption” is defined in Section 6.2(d).

“Ratable Portion” means, in respect of any holder of any Note and any Transfer contemplated by the definition of Debt Prepayment Application, an amount equal to the product of

(a)           the Net Proceeds being offered to be applied to the payment of Senior Debt, multiplied by

Schedule B-9

(b)           a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate outstanding principal amount of Senior Debt at the time of such Transfer determined on a consolidated basis in accordance with GAAP.

“Required Holders” means, at any time, the holders of at least a majority in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates); provided, however, that subsequent to the date hereof and prior to the Series I Closing, for purposes of the use of this term in Sections 9.6, 10.2, 10.7, 17 and 22.4 hereof and in the Subsidiary Guarantee, the Series I Notes shall be deemed to be outstanding and the Purchasers thereof shall be deemed to be the holders thereof.

“Responsible Officer” means any Senior Financial Officer and any other officer of any Issuer or any Subsidiary Guarantor with responsibility for the administration of the relevant portion of this Agreement or the Subsidiary Guarantee, as applicable.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Security” has the meaning set forth in Section 2(1) of the Securities Act.

“Senior Debt” means the Notes and any Debt of the Company or its Subsidiaries that by its terms is not in any manner subordinated in right of payment to any other unsecured Debt of the Company or any Subsidiary.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company or any Subsidiary, as the context may require.

“Series” means any one or more Series of Notes issued hereunder.

“Series F/G/H Closing” is defined in Section 3.1.

“Series F Notes” is defined in Section 1.1(a).

“Series G Notes” is defined in Section 1.1(b).

“Series H Notes” is defined in Section 1.1(c).

“Series I Closing” is defined in Section 3.2.

“Series I Notes” is defined in Section 1.1(d).

“Side Letter” is defined in Section 4.11.

“Source” is defined in Section 6.2.

“Subsidiary” means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons

Schedule B-10

performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Subsidiary Guarantee” is defined in Section 1.2.

“Subsidiary Guarantor” means any Subsidiary that has executed and delivered the Subsidiary Guarantee or the accession agreement thereto pursuant to the provisions of this Agreement and the Subsidiary Guarantee.

“Subsidiary Stock” means, with respect to any Person, the Capital Stock (or any options or warrants to purchase stock, shares or other Securities exchangeable for or convertible into stock or shares) of any Subsidiary of such Person.

“Successor Corporation” is defined in Section 10.2.

“Transfer” means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, any transfer or issuance of any Subsidiary Stock. For purposes of determining the application of the Net Proceeds in respect of any Transfer, the Company may designate any Transfer as one or more separate Transfers each yielding separate Net Proceeds. In any such case, (a) the Disposition Value of any property subject to each such separate Transfer and (b) the amount of Consolidated Total Assets attributable to any property subject to each such separate Transfer shall be determined by ratably allocating the aggregate Disposition Value of, and the aggregate Consolidated Total Assets attributable to, all property subject to all such separate Transfers to each such separate Transfer on a proportionate basis.

“Transfer Prepayment Date” is defined in Section 8.4(a).

“Transfer Prepayment Offer” is defined in Section 8.4(a).

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions” is defined in Section 5.16(a).

“Voting Stock” means, with respect to any Person, capital stock (or other equity interests) of any class or classes of a corporation, an association or another business entity the holders of which are ordinarily, in the absence of contingencies, entitled to vote in the election of corporate directors (or individuals performing similar functions) of such Person or which permit the holders thereof to control the management of such Person, including general partnership interests in a partnership and membership interests in a limited liability company.

Schedule B-11

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

Schedule B-12

SCHEDULE 1.2

SUBSIDIARY GUARANTORS

Name of Company	Jurisdiction of Organization	Equity Interest

Dy 4, Inc.	Delaware	100%
Curtiss-Wright Electro-Mechanical Corporation	Delaware	100%
Tapco International Inc	Delaware	100%
Benshaw, Inc.	Pennsylvania	100%
Cimarron Energy, Inc.	Delaware	100%
Williams Controls, Inc.	Delaware	100%

Schedule 1.2

SCHEDULE 3

PAYMENT INSTRUCTIONS AT EACH CLOSING

Payments by wire should be made to:

Bank:	BNY Mellon Bank
500 Ross Street
Pittsburgh, PA
ABA:	043 000 261
Account:	166-3113
Account Name:	Curtiss-Wright Corporation

Schedule 3

SCHEDULE 4.9

CHANGES IN CORPORATE STRUCTURE

None

Schedule 4.9

SCHEDULE 5.3

DISCLOSURE MATERIALS

None

Schedule 5.4-1

SCHEDULE 5.4

SUBSIDIARIES OF THE COMPANY &

OWNERSHIP OF SUBSIDIARY STOCK

Curtiss-Wright Corporation and Subsidiaries

Name of Company	Jurisdiction of Organization	Equity Interest

Curtiss-Wright Corporation	Delaware
Metal Improvement Company, LLC	Delaware	100% - CWST
Curtiss-Wright Surface Technologies, LLC	Delaware	100% - CWC
Ytstruktur Arboga AB	Sweden	100% - MIC
Curtiss-Wright Electro-Mechanical Corporation	Delaware	100% - CWFC
Curtiss-Wright Flow Control Corporation	New York	100% - CWC
Curtiss-Wright Flow Control Company Canada	Nova Scotia, Canada	100% - CWFC
Curtiss-Wright Flow Control Service Corporation	Delaware	100% - CWC
Curtiss-Wright Flow Control (U.K.) Ltd.	London, England	100% - CWCV
Curtiss-Wright Flow Control Company-Korea	Korea	80% - CWFC
Curtiss-Wright Netherlands CV (Partnership)	Netherlands	88.3% - CWCtrls
0.1% - CWC
11.5% - CWFC
0.1% - CWIS
Curtiss-Wright Netherlands BV	Netherlands	100% - CWCV
Curtiss-Wright Controls, Inc.	Delaware	100% - CWC
Curtiss-Wright Antriebstechnik, GmbH	Switzerland	99.95% - CWCtrls
0.05% - CWC
Curtiss-Wright Controls (UK) Ltd.	UK	100% - CWCV
Curtiss-Wright Controls Integrated Sensing, Inc	Delaware	100% - CWCtrls
Dy4, Inc.	Delaware	100% - CWCtrls
Dy4 Systems, Inc.	Ontario, Canada	100% - CWCtrls
Dy4 Systems UK Limited	England	100% - D4S
Indal Technologies, Inc.	Ontario, Canada	100% - CWCtrls
Novatronics, Inc.	Prince Edward Is.,	100% - CWAT
Peerless Instrument Co., Inc.	New York	100% - CWC
Penny & Giles Controls, Ltd	England & Wales	100% - CWCLTD
Penny & Giles Aerospace, Ltd.	England & Wales	100% - CWCLTD
Penny & Giles GmbH	Germany	100% - CWBV
Primagraphics (Holdings) Ltd.	England & Wales	100% - CWCLTD
Primagraphics Limited	England & Wales	100% - CWCLTD
Curtiss-Wright Controls Electronic Systems, Inc.	California	100% - CWCtrls
Tapco International Inc	Delaware	100% - CWFC
Solenoid Valve Ltd	Russia JV	50% - CWFC
Benshaw, Inc.	Pennsylvania	100% - CWFC
Benshaw Canada Controls, Inc.	Ontario, Canada	100% - BEN

Schedule 5.4-1

Benshaw Custom Fabricators, Inc.	Ontario, Canada	100% - BEN
Benshaw de Mexico, S.A.DE C.V.	Mexico	99% - BEN
1% - CWEMC
Metal Improvement Company Technology Service (Suzhou) Ltd	China	100% - MIC
Metal Improvement Company Technology Service (Tianjin) Ltd	China	100% - MIC
Curtiss-Wright Surface Technologies India Private Limited	India	100% - MIC
Metal Improvement GmbH	Switzerland	100% - MIC
Curtiss-Wright (Tianjin) Flow Control Co. Ltd.	China	100% - CWFC
Benshaw China, Inc.	Delaware	100% - BEN
Benshaw Electric (Shanghai) Co., LTD	China	100% - BEN
EST Group, Inc.	Pennsylvania	100% - TAP
EST Group B.V.	Netherlands	100% - TAP
Groth Equipment Corporation of Louisiana	Louisiana	100% - CWFSC
Nova Machine Products, Inc.	Delaware	100% - CWFSC
Curtiss-Wright Controls de Mexico, S.A.de C.V.	Mexico	99.98% - CWIS
0.02% - CWCtrls
Predator Systems, Inc.	Florida	100% - CWCtrls
Curtiss-Wright Controls Costa Rica, S.A.	Costa Rica	100% - CWCtrls
ACRA Control Inc.	Maryland	100% - CWCtrls
ACRA Control Limited	Ireland	100% - CWCLTD
Mechetronics (Zhuhai) Solenoid Company Limited	China	100% - MAL
Mechetronics Asia Limited	Hong Kong	100% - CWCLTD
Specialist Electronics Services Limited	England	100% - CWCLTD
Curtiss-Wright Integrated Sensing (SIP) Limited	China	100% - MAL
Curtiss-Wright Controls AS	Norway	100% - D4I
3D-Radar AS	Norway	100% - CWCAS
Vsystems Electronic GmbH	Germany	100% - CWCAS
Vsystems S.A.S	France	100% - CWCAS
IMR Test Labs - Singapore Pte. Ltd.	Singapore	100% - MIC
Williams Controls Inc.	Delaware	100% - CWCtrls
Williams Controls Industries, Inc.	Delaware	100% - WCI
Williams Controls India Private Limited	India	100% - WCI
Williams Controls Europe GmbH	Germany	100% - WCI
Williams (Suzhou) Controls Co. Ltd	China	100% - WCI
Kenco/Williams Inc.	Germany	100% - WCI
Exlar Corp.	Minnesota	100% - CWCtrls
Exlar Europe GmbH	Germany	100% - EXL
A.P. Holdco LLC	Delaware	100%- CWFSC
A.P. Services LLC	Delaware	100%- APH
Cimarron Energy Holding LLC	Delaware	100%- TAP
Cimarron Energy Inc.	Delaware	100%- CEH

Schedule 5.4-2

KEY

APH - AP Holdco LLC

BEN – Benshaw, Inc.

CEH - Cimarron Energy Holding LLC

CWAT - Curtiss-Wright Antriebstechnik, GmbH

CWBV - Curtiss-Wright Netherlands BV

CWC – Curtiss-Wright Corporation

CWCAS - Curtiss-Wright Controls AS

CWCLTD - Curtiss-Wright Controls (UK) Ltd.

CWCtrls – Curtiss-Wright Controls, Inc.

CWCV - Curtiss-Wright Netherlands CV

CWEMC - Curtiss-Wright Electro-Mechanical Corporation

CWFC – Curtiss-Wright Flow Control Corporation

CWFSC – Curtiss-Wright Flow Control Service Corporation

CWIS – Curtiss-Wright Integrated Sensing, Inc.

CWST – Curtiss-Wright Surface Technologies, LLC

D4I – Dy 4, Inc.

D4S – Dy 4 Systems, Inc.

EXL - Exlar Corp.

MAL - Mechetronics Asia Limited

MIC – Metal Improvement Company, LLC

TAP – Tapco International, Inc.

WCI - Williams Controls Inc.

Schedule 5.4-3

SCHEDULE 5.5

FINANCIAL STATEMENTS

Annual Report for the fiscal year ending December 31, 2012, and corresponding financial statements as filed with the United States Securities and Exchange Commission on Forms 10-K for same period.

Schedule 5.5

SCHEDULE 5.8

CERTAIN LITIGATION

SIGNIFICANT OUTSTANDING LEGAL PROCEEDINGS AGAINST CURTISS-WRIGHT CORPORATION AND CONSOLIDATED SUBSIDIARIES

None

Schedule 5.8

SCHEDULE 5.10

TITLE TO PROPERTY

None

Schedule 5.10

SCHEDULE 5.11

LICENSES & PERMITS

None

Schedule 5.11

SCHEDULE 5.12

ERISA AFFILIATES, EMPLOYEE BENEFIT PLANS

Benefit Plans

Curtiss-Wright Corporation Retirement Plan

Curtiss-Wright Corporation Savings & Investment Plan

Curtiss-Wright Electro Mechancial Division Pension Plan (CWEMC only)

Curtiss-Wright Corporation Executive Deferred Compensation Plan

Curtiss-Wright Corporation Employee Stock Purchase Plan

Curtiss-Wright Corporation Benefits Restoration Plan

Curtiss-Wright Corporation Employee Health Benefit Plans (medical, dental and prescription)

Curtiss-Wright Electro Mechancial Corporation Savings Plan

Curtiss-Wright Corporation Tuition Plan (not offered at MIC)

Curtiss-Wright Corporation Life Insurance

Curtiss-Wright Corporation Long Term Disability

Curtiss-Wright Corporation Salary Continuation Plan

Curtiss-Wright Corporation Flexible Spending Account

Curtiss-Wright Corporation Business Travel Accident Insurance

Curtiss-Wright Corporation Voluntary Accident Insurance

Curtiss-Wright Corporation Survivor Support Plan

Curtiss-Wright Corporation Severance Allowance Plans

Curtiss-Wright Corporation Legal Plan

Curtiss-Wright Corporation Son’s & Daughter’s Scholarship Program

Curtiss-Wright Group Legal Plan

Curtiss-Wright Group Financial Planning Plan

Curtiss-Wright Corporation Long Term Incentive Program

Curtiss-Wright Corporation Modified Incentive Compensation Program

Curtiss-Wright Corporation Short Term Disability (NJ, NY, CA)

Curtiss-Wright Corporation Relocation Program

Curtiss-Wright Financial Planning Program (Officer plan)

Curtiss-Wright Executive Physical Plan (Officer and VP/GM level only)

Schedule 5.12

SCHEDULE 5.15

EXISTING DEBT IN EXCESS OF $1,000,000

Debt

Third Amended and Restated Credit Agreement dated August 9, 2012 among the Issuers, certain other subsidiaries of the Company, Bank of America, N.A., as administrative agent and the lenders party thereto. The facility offers a maximum of $500 million over five years to the Company. The facility expires August 9, 2017.

$125MM in 5.74% Series B Senior Guaranteed Notes due September 25, 2013.

$150MM in 5.51% Series C Senior Guaranteed Notes due December 1, 2017.

$100MM in 3.84% Series D Senior Guaranteed Notes due December 1, 2021.

$200MM in 4.24% Series E Senior Guaranteed Notes due December 1, 2026.

Cleveland County Industrial Revenue Bond, Curtiss-Wright Controls, Inc., as Borrower, in the amount of $8,400,000.00 with a maturity date of November 1, 2023.

Schedule 5.15

EXHIBIT 1.1(a)

FORM OF SERIES F NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

CURTISS-WRIGHT CORPORATION

CURTISS-WRIGHT CONTROLS, INC.

METAL IMPROVEMENT COMPANY, LLC

CURTISS-WRIGHT FLOW CONTROL CORPORATION

CURTISS-WRIGHT FLOW CONTROL SERVICE CORPORATION

CURTISS-WRIGHT SURFACE TECHNOLOGIES, LLC

3.70% Series F Senior Guaranteed Note due FEBRUARY 26, 2023

No. RF-[____]	[Date]
$[______]	PPN: 23157# AF6

FOR VALUE RECEIVED, each of the undersigned, CURTISS-WRIGHT CORPORATION, a Delaware corporation (together with its successors and assigns, the “Company”), CURTISS-WRIGHT CONTROLS, INC., a Delaware corporation (together with its successors and assigns, “C-W Controls”), METAL IMPROVEMENT COMPANY, LLC, a Delaware limited liability company (together with its successors and assigns, “Metal”), CURTISS-WRIGHT FLOW CONTROL CORPORATION, a New York corporation (together with its successors and assigns, “C-W Flow”), CURTISS-WRIGHT FLOW CONTROL SERVICE CORPORATION, a Delaware corporation (together with its successors and assigns “C-W Flow Control Service”) and CURTISS-WRIGHT SURFACE TECHNOLOGIES, LLC, a Delaware limited liability company (“C-W Surface” and together with the Company, C-W Controls, Metal, C-W Flow and C-W Flow Control Service, individually, an “Issuer” and collectively, the “Issuers”), hereby jointly and severally promises to pay to [_______________________] or registered assigns, the principal sum of [____________________] DOLLARS ($[____________]) on February 26, 2023 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 3.70% per annum from the date hereof, payable semiannually, on the 26th day of August and February in each year, commencing with the August or February next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 5.70% or (ii) 2% over the rate of interest publicly

Exhibit 1.1(a)

announced by JPMorgan Chase Bank, N.A., from time to time in New York, New York as its “base” or “prime” rate.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the address shown in the register maintained by the Company for such purpose or at such other place as the Issuers shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Series F Senior Notes (herein called the “Notes”) issued pursuant to that certain Note Purchase Agreement, dated as of February 26, 2013 (as from time to time amended, the “Note Purchase Agreement”), between the Issuers and the respective purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (a) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (b) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuers may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuers will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

Exhibit 1.1(a)

This NOTE shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

CURTISS-WRIGHT CORPORATION
CURTISS-WRIGHT CONTROLS, INC.
METAL IMPROVEMENT COMPANY,
LLC
CURTISS-WRIGHT FLOW CONTROL
CORPORATION
CURTISS-WRIGHT FLOW CONTROL
SERVICE CORPORATION
CURTISS-WRIGHT SURFACE
TECHNOLOGIES, LLC

By:
Name:
Title:

Exhibit 1.1(a)

EXHIBIT 1.1(b)

FORM OF SERIES G NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

CURTISS-WRIGHT CORPORATION

CURTISS-WRIGHT CONTROLS, INC.

METAL IMPROVEMENT COMPANY, LLC

CURTISS-WRIGHT FLOW CONTROL CORPORATION

CURTISS-WRIGHT FLOW CONTROL SERVICE CORPORATION

CURTISS-WRIGHT SURFACE TECHNOLOGIES, LLC

3.85% Series G Senior Guaranteed Note due FEBRUARY 26, 2025

No. RG-[____]	[Date]
$[______]	PPN: 23157# AG4

FOR VALUE RECEIVED, each of the undersigned, CURTISS-WRIGHT CORPORATION, a Delaware corporation (together with its successors and assigns, the “Company”), CURTISS-WRIGHT CONTROLS, INC., a Delaware corporation (together with its successors and assigns, “C-W Controls”), METAL IMPROVEMENT COMPANY, LLC, a Delaware limited liability company (together with its successors and assigns, “Metal”), CURTISS-WRIGHT FLOW CONTROL CORPORATION, a New York corporation (together with its successors and assigns, “C-W Flow”), CURTISS-WRIGHT FLOW CONTROL SERVICE CORPORATION, a Delaware corporation (together with its successors and assigns “C-W Flow Control Service”) and CURTISS-WRIGHT SURFACE TECHNOLOGIES, LLC, a Delaware limited liability company (“C-W Surface” and together with the Company, C-W Controls, Metal, C-W Flow and C-W Flow Control Service, individually, an “Issuer” and collectively, the “Issuers”), hereby jointly and severally promises to pay to [_______________________] or registered assigns, the principal sum of [____________________] DOLLARS ($[____________]) on February 26, 2025 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 3.85% per annum from the date hereof, payable semiannually, on the 26th day of August and February in each year, commencing with the August or February next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 5.85% or (ii) 2% over the rate of interest publicly

Exhibit 1.1(b)

announced by JPMorgan Chase Bank, N.A., from time to time in New York, New York as its “base” or “prime” rate.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the address shown in the register maintained by the Company for such purpose or at such other place as the Issuers shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Series G Senior Notes (herein called the “Notes”) issued pursuant to that certain Note Purchase Agreement, dated as of February 26, 2013 (as from time to time amended, the “Note Purchase Agreement”), between the Issuers and the respective purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (a) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (b) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuers may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuers will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

Exhibit 1.1(b)

This NOTE shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

CURTISS-WRIGHT CORPORATION
CURTISS-WRIGHT CONTROLS, INC.
METAL IMPROVEMENT COMPANY,
LLC
CURTISS-WRIGHT FLOW CONTROL
CORPORATION
CURTISS-WRIGHT FLOW CONTROL
SERVICE CORPORATION
CURTISS-WRIGHT SURFACE
TECHNOLOGIES, LLC

By:
Name:
Title:

Exhibit 1.1(b)

EXHIBIT 1.1(c)

FORM OF SERIES H NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

CURTISS-WRIGHT CORPORATION

CURTISS-WRIGHT CONTROLS, INC.

METAL IMPROVEMENT COMPANY, LLC

CURTISS-WRIGHT FLOW CONTROL CORPORATION

CURTISS-WRIGHT FLOW CONTROL SERVICE CORPORATION

CURTISS-WRIGHT SURFACE TECHNOLOGIES, LLC

4.05% Series H Senior Guaranteed Note due FEBRUARY 26, 2028

No. RH-[____]	[Date]
$[______]	PPN: 23157# AH2

FOR VALUE RECEIVED, each of the undersigned, CURTISS-WRIGHT CORPORATION, a Delaware corporation (together with its successors and assigns, the “Company”), CURTISS-WRIGHT CONTROLS, INC., a Delaware corporation (together with its successors and assigns, “C-W Controls”), METAL IMPROVEMENT COMPANY, LLC, a Delaware limited liability company (together with its successors and assigns, “Metal”), CURTISS-WRIGHT FLOW CONTROL CORPORATION, a New York corporation (together with its successors and assigns, “C-W Flow”), CURTISS-WRIGHT FLOW CONTROL SERVICE CORPORATION, a Delaware corporation (together with its successors and assigns “C-W Flow Control Service”) and CURTISS-WRIGHT SURFACE TECHNOLOGIES, LLC, a Delaware limited liability company (“C-W Surface” and together with the Company, C-W Controls, Metal, C-W Flow and C-W Flow Control Service, individually, an “Issuer” and collectively, the “Issuers”), hereby jointly and severally promises to pay to [_______________________] or registered assigns, the principal sum of [____________________] DOLLARS ($[____________]) on February 26, 2028 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 4.05% per annum from the date hereof, payable semiannually, on the 26th day of August and February in each year, commencing with the August or February next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 6.05% or (ii) 2% over the rate of interest publicly

Exhibit 1.1(c)

announced by JPMorgan Chase Bank, N.A., from time to time in New York, New York as its “base” or “prime” rate.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the address shown in the register maintained by the Company for such purpose or at such other place as the Issuers shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Series H Senior Notes (herein called the “Notes”) issued pursuant to that certain Note Purchase Agreement, dated as of February 26, 2013 (as from time to time amended, the “Note Purchase Agreement”), between the Issuers and the respective purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (a) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (b) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuers may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuers will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

Exhibit 1.1(c)

This NOTE shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

CURTISS-WRIGHT CORPORATION
CURTISS-WRIGHT CONTROLS, INC.
METAL IMPROVEMENT COMPANY,
LLC
CURTISS-WRIGHT FLOW CONTROL
CORPORATION
CURTISS-WRIGHT FLOW CONTROL
SERVICE CORPORATION
CURTISS-WRIGHT SURFACE
TECHNOLOGIES, LLC

By:
Name:
Title:

Exhibit 1.1(c)

EXHIBIT 1.1(d)

FORM OF SERIES I NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

CURTISS-WRIGHT CORPORATION

CURTISS-WRIGHT CONTROLS, INC.

METAL IMPROVEMENT COMPANY, LLC

CURTISS-WRIGHT FLOW CONTROL CORPORATION

CURTISS-WRIGHT FLOW CONTROL SERVICE CORPORATION

CURTISS-WRIGHT SURFACE TECHNOLOGIES, LLC

4.11% Series I Senior Guaranteed Note due SEPTEMBER 26, 2028

No. RI-[____]	[Date]
$[______]	PPN: 23157# AJ8

FOR VALUE RECEIVED, each of the undersigned, CURTISS-WRIGHT CORPORATION, a Delaware corporation (together with its successors and assigns, the “Company”), CURTISS-WRIGHT CONTROLS, INC., a Delaware corporation (together with its successors and assigns, “C-W Controls”), METAL IMPROVEMENT COMPANY, LLC, a Delaware limited liability company (together with its successors and assigns, “Metal”), CURTISS-WRIGHT FLOW CONTROL CORPORATION, a New York corporation (together with its successors and assigns, “C-W Flow”), CURTISS-WRIGHT FLOW CONTROL SERVICE CORPORATION, a Delaware corporation (together with its successors and assigns “C-W Flow Control Service”) and CURTISS-WRIGHT SURFACE TECHNOLOGIES, LLC, a Delaware limited liability company (“C-W Surface” and together with the Company, C-W Controls, Metal, C-W Flow and C-W Flow Control Service, individually, an “Issuer” and collectively, the “Issuers”), hereby jointly and severally promises to pay to [_______________________] or registered assigns, the principal sum of [____________________] DOLLARS ($[____________]) on September 26, 2028 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 4.11% per annum from the date hereof, payable semiannually, on the 26th day of March and September in each year, commencing with the March or September next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 6.11% or (ii) 2% over the rate of interest publicly

Exhibit 1.1(d)

announced by JPMorgan Chase Bank, N.A., from time to time in New York, New York as its “base” or “prime” rate.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the address shown in the register maintained by the Company for such purpose or at such other place as the Issuers shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Series I Senior Notes (herein called the “Notes”) issued pursuant to that certain Note Purchase Agreement, dated as of February 26, 2013 (as from time to time amended, the “Note Purchase Agreement”), between the Issuers and the respective purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (a) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (b) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuers may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuers will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

Exhibit 1.1(d)

This NOTE shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

CURTISS-WRIGHT CORPORATION
CURTISS-WRIGHT CONTROLS, INC.
METAL IMPROVEMENT COMPANY,
LLC
CURTISS-WRIGHT FLOW CONTROL
CORPORATION
CURTISS-WRIGHT FLOW CONTROL
SERVICE CORPORATION
CURTISS-WRIGHT SURFACE
TECHNOLOGIES, LLC

By:
Name:
Title:

Exhibit 1.1(d)

EXHIBIT 1.2

FORM OF SUBSIDIARY GUARANTEE

Exhibit 1.2-1

EXHIBIT 4.4(a)(1)

FORM OF OPINION OF ASSOCIATE GENERAL COUNSEL

FOR THE ISSUERS AND THE SUBSIDIARY GUARANTORS

Exhibit 4.4(a)(1)-1

EXHIBIT 4.4(a)(2)

FORM OF OPINION OF ASSOCIATE GENERAL COUNSEL

FOR THE ISSUERS AND THE SUBSIDIARY GUARANTORS

Exhibit 4.4(a)(2)-1

EXHIBIT 4.4(b)

FORM OF OPINION OF SPECIAL COUNSEL

FOR THE PURCHASERS

Exhibit 4.4(b)-1

EXHIBIT 4.11

FORM OF SIDE LETTER

Exhibit 4.11-1